UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2008

SAKS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Tennessee (State or Other Jurisdiction of Incorporation)	1-13113 (Commission File Number)	62-0331040 (IRS Employer Identification Number)
12 East 49th Street New York, New York (Address of Principal Executive Offices)		10017 (Zip Code)

(Registrant’s telephone number, including area code):           (212) 940-5305

                               Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03         Material Modification to Rights of Security Holders.

On November 25, 2008, the Board of Directors of Saks Incorporated (the “Company”), a Tennessee corporation, declared a distribution of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.10 per share. The distribution is payable on December 8, 2008 to holders of record as of the close of business on December 8, 2008. The specific terms of the Rights are contained in the Rights Agreement, dated as of November 25, 2008, by and between the Company and The Bank of New York Mellon as Rights Agent.

The Board of Directors has authorized the adoption of a Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights impose a significant penalty upon any person or group which acquires beneficial ownership of 20% or more of the Company’s outstanding common stock without the prior approval of the Board of Directors. The Company, its subsidiaries, employee benefit plans of the Company or any of its subsidiaries, and any entity holding common stock for or pursuant to the terms of any such plan will be excepted.

Following is a summary of the terms of the Rights Agreement. The following summary is qualified in its entirety by the full text of the Rights Agreement, which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

The Rights. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights will be evidenced only by certificates that represent shares of common stock, and not by separate certificates. New Rights will accompany any new shares of common stock we issue after December 8, 2008 until the Distribution Date described below.

Exercise Price. Each Right will allow its holder to purchase from our Company one one-hundredth of a share of Series C Junior Preferred Stock (“Preferred Share”) for $50, once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until:

  10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 20% or more of our outstanding common stock, or, if earlier,

  10 business days (or a later date determined by the Board of Directors before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if consummated, would result in that person or group becoming an Acquiring Person.

The date when the Rights become exercisable is referred to as the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

The Board of Directors may reduce the threshold at which a person or group becomes an Acquiring Person from 20% to not less than 10% of the outstanding common stock.

Consequences of a Person or Group Becoming an Acquiring Person.

  Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $50 per Right, purchase shares of our common stock with a market value of $100, based on the market price of the common stock prior to such acquisition.

  Flip Over. If our Company is later acquired in a merger or similar transaction after the Distribution Date for the Rights, all holders of Rights except the Acquiring Person may, for $50 per Right, purchase shares of the acquiring corporation with a market value of $100, based on the market price of the acquiring corporation’s stock prior to such merger.

Preferred Share Provisions.

Each one one-hundredth of a Preferred Share, if issued:

  will not be redeemable.

  will entitle holders to quarterly dividend payments of $.001, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

  will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

  will have the same voting power as one share of common stock.

  if shares of the Company’s common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of a one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration. The Rights will expire on November 26, 2018.

Redemption. The Board of Directors shall have the right to redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends with respect to our common stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, the Board shall have the right to extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. The Board shall have the right to adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. However, the Board shall not have the right to amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding common stock. In addition, the Board shall not have the right to cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, the Board shall not have the right to amend the agreement in a way that adversely affects holders of the Rights.

Item 9.01         Financial Statements and Exhibits.

(D)	Exhibits.	The following exhibits are filed as part of this report:

	4.1	Rights Agreement, dated as of November 25, 2008, by and between Saks Incorporated and The Bank of New York Mellon, as Rights Agent.

	99.1	Saks Incorporated Press Release, dated November 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2008

SAKS INCORPORATED

By:  /s/ Ron Llewellyn
Name:  Ron Llewellyn
Title: Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Rights Agreement, dated as of November 25, 2008, by and between Saks Incorporated and The Bank of New York Mellon, as Rights Agent.

99.1	Saks Incorporated Press Release, dated November 26, 2008.